UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 South River Road St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 634-3200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in connection with the completion of the sale of our former wholly-owned subsidiary ExpressJet Airlines, Inc. (“ExpressJet”), as of January 22, 2019, Terry M. Vais ceased serving as the Chief Operating Officer of ExpressJet and transitioned into a non-executive operations role with SkyWest, Inc. (“SkyWest”).

Effective February 12, 2019, Mr. Vais, who is a named executive officer, retired from SkyWest.  In connection with his retirement, Mr. Vais is eligible to receive the following benefits pursuant to a severance and release agreement with SkyWest, subject to his execution of a general release of claims in favor of SkyWest and his compliance with certain restrictive covenants for a period of three years following his retirement: (1) $2.4 million, payable in equal installments over a 24 month period following his date of retirement, consisting of two years’ base salary and cash payout of his 2017 and 2018 restricted stock units and performance shares; and (2) paid health insurance coverage for 24 months or until his subsequent approved re-employment.

The foregoing description of Mr. Vais’s severance and release agreement does not purport to be complete and is qualified in its entirety by the full text of the severance and release agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Title of Document
10.1	Severance and Release Agreement, dated as of February 12, 2019, by and between SkyWest, Inc. and Terry M. Vais.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: February 15, 2019	By:	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer

3